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                                                                    EXHIBIT 10.3


                        ADMINISTRATIVE SERVICES AGREEMENT
                                     BETWEEN
                          EL PASO MERCHANT ENERGY L.P.
                                       AND
                             CEDAR BRAKES I, L.L.C.


                  This Administrative Services Agreement (this "Agreement") made as of September 20, 2000 is entered into by and between El Paso Merchant Energy L.P., a Delaware limited partnership ("Servicer" or "EPM"), and Cedar Brakes I, L.L.C., a Delaware limited liability company ("Cedar Brakes") (Servicer and Cedar Brakes are individually referred to as a "Party," and collectively as the "Parties").

                  WHEREAS, Public Service Electric and Gas ("PSE&G") and Cedar Brakes are parties to that certain Amended and Restated Power Purchase Agreement, dated as of the same day as this Agreement whereby Cedar Brakes agrees to deliver Energy and Capacity to PSE&G (the "Amended and Restated PPA");

                  WHEREAS, Cedar Brakes desires to engage Servicer to perform all of the administrative and management functions to be performed by Cedar Brakes under the Amended and Restated PPA and certain other agreements to which Cedar Brakes is a party, as set forth herein;

                  NOW, THEREFORE, in consideration of the mutual obligations and undertakings set forth herein, it is agreed as follows:


                                    ARTICLE 1

          EFFECTIVENESS, AMENDMENT OF CONTRACTS, AND TERM OF AGREEMENT

         1.1 Definitions. Unless otherwise specified, capitalized terms used herein but not defined herein have the respective meanings assigned to such terms in the Amended and Restated PPA. As used herein, "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York, New York are authorized or required by law to close.


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         1.2 Effectiveness; Commencement Date. This Agreement shall become effective, and the rights and obligations of Servicer and Cedar Brakes with respect to this Agreement shall commence, on the Effective Date.

         1.3 Term.

                  1.3.1 The term of this Agreement shall run from the date of execution of this Agreement (the "Effective Date") until the expiration or earlier termination of the EPM Power Services Agreement (defined below) unless earlier terminated in accordance with the provisions hereof.

                  1.3.2 This Agreement may be terminated by Cedar Brakes (a) at any time on sixty (60) days written notice by Cedar Brakes to Servicer and the payment by Cedar Brakes to Servicer of all outstanding amounts owed to Servicer by Cedar Brakes under this Agreement or (b) upon the bankruptcy, insolvency or liquidation of Servicer.

                  1.3.3 Notwithstanding the provisions of Sections 1.3.1 and
1.3.2 hereof, the termination of this Agreement shall not in any manner impact the obligations of Servicer under this Agreement arising prior to such termination.

         1.4 Agent. Cedar Brakes hereby appoints Servicer to be and act as its agent to do and perform those obligations, and protect and exercise such rights, of Cedar Brakes that are specified herein, and such other things as may be necessary or convenient thereto. As agent for Cedar Brakes, Servicer is authorized to act for Cedar Brakes in its own name or in the name of Cedar Brakes, as deemed necessary or advisable by Servicer.

         1.5 Expenses. Any expenses incurred by Servicer in performing its obligations under this Agreement shall be paid by Servicer from its own accounts and shall, thereafter, be reimbursed by Cedar Brakes in accordance with Section
4.2 hereof.


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                                    ARTICLE 2

                               SUPPORT OBLIGATIONS

         2.1 Management and Administrative Services. Subject to the terms of this Agreement, Servicer shall perform for Cedar Brakes all management and administrative services necessary for Cedar Brakes to perform its obligations and to exercise its rights under the following agreements: the Amended and Restated PPA, the EPM Power Services Agreement, dated as of September 20, 2000, between EPM and Cedar Brakes (the "EPM Power Services Agreement"), the EPEC Guaranty, dated as of September 20, 2000, between Cedar Brakes and El Paso Energy Corporation ("EPEC") (the "EPEC Guaranty"), the EPEC Funding Agreement, dated as of September 26, 2000 between Cedar Brakes and EPEC (the "EPEC Funding Agreement"), the Indenture, to be dated on or about September 26, 2000, between Cedar Brakes and Bankers Trust Company (the "Indenture"), each other Material Agreement and Financing Document (as each such term is defined in the Indenture), and any other contracts to which Cedar Brakes is a party and of which Servicer has been given prior notice. Servicer shall perform for Cedar Brakes the following management and administrative services: accounting, auditing, financial reporting, budgeting and forecasting, tax, cash management, review of significant operating and financial matters, contract administrative services, invoicing, computer and information services, and such other management, administrative, and regulatory filing services as directed by Cedar Brakes. Without limiting the above, Servicer shall provide the following services:

                  (a) to maintain the books and records of Cedar Brakes in accordance with good business practice, Internal Revenue Service regulations, applicable law and generally accepted accounting principles and the retention and oversight of independent auditors to review such books and records on an annual basis;

                  (b) to provide services regarding the cash of Cedar Brakes, including (i) establishing bank accounts and (ii) investing funds in accordance with the Financing Documents (as defined under the Indenture);

                  (c) to provide accounting services related to the development and implementation of financial controls and systems of Cedar Brakes and the administering of the financing proceeds;

                  (d) to exercise all rights, and perform all obligations, of Cedar Brakes under the Financing Documents (as defined under the Indenture), including, without limitation, taking all actions necessary or desirable in order to perfect and


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         maintain the perfection and priority of any security interests granted by Cedar Brakes to any lender or creditor of Cedar Brakes over any assets of Cedar Brakes (including, without limitation, the Amended and Restated PPA and the other Material Agreements);

                  (e) to administer the Amended and Restated PPA, the EPM Power Services Agreement and the other Material Agreements, exercise all rights and perform all of the administrative and management obligations of Cedar Brakes thereunder, including, without limitation, serving as Cedar Brakes' point-of-contact, coordinating the exercise of Cedar Brakes' rights under the EPM Power Services Agreement and the performance of its obligations under the Amended and Restated PPA, providing and receiving notices in accordance with the terms thereof, invoicing for all transactions of Cedar Brakes and amounts payable to Cedar Brakes and collecting all such amounts due Cedar Brakes, applying set-offs against amounts owed to EPM by Cedar Brakes as permitted under the terms of the Amended and Restated PPA, reviewing invoices provided to Cedar Brakes and exercising its rights to dispute any invoice and resolving any disputes and coordinating the resolution of disputes (including any arbitration proceedings) under the Amended and Restated PPA and the EPM Power Services Agreement on the most favorable terms available to Cedar Brakes;

                  (f) to the extent that amounts are available from Cedar Brakes, paying all fees, debts and obligations of Cedar Brakes;

                  (g) to provide tax related services, including, without limitation, paying from Servicer's accounts directly to any third party payees, upon demand, any taxes or other administrative fees and expenses due and payable by Cedar Brakes;

                  (h) to make and prosecute, or cause to be made and prosecuted, such filings and reports, keep such records, and take or cause to be taken such other actions as may be necessary and lawful to maintain the existence and good standing of Cedar Brakes and to ensure the compliance by Cedar Brakes with all applicable laws, regulations, authorizations and orders of any government agencies (including, without limitation, the Federal Energy Regulatory Commission); and

                  (i) to do and perform such other acts as may be mutually agreed to by Servicer and Cedar Brakes from time to time.


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         2.2 Notice of Payment Obligations.

                  2.2.1 Within two (2) Business Days of Cedar Brakes receiving from PSE&G a notice stating that (a) Distribution Surcharges are due and payable to PSE&G pursuant to Article II(E) of the Amended and Restated PPA, (b) damage amounts are due and payable to PSE&G pursuant to Article XIV of the Amended and Restated PPA or (c) indemnity payments are due and payable to PSE&G pursuant to
Article XII or Article XIII of the Amended and Restated PPA, Servicer will send a written notice to EPM notifying EPM of such damage amounts or indemnity payments and requiring EPM to pay such amounts in accordance with Article X of the EPM Power Services Agreement. If any such amounts are not paid by EPM within five (5) Business Days of Cedar Brakes receiving from PSE&G a notice reflecting that such damage or indemnity payments are due and payable, Servicer will immediately send a written notice to EPEC notifying EPEC that such amounts are due and payable and requiring EPEC to pay such amounts pursuant to the EPEC Guaranty.

                  2.2.2 On the last day of each month, Servicer shall send a written notice to EPM notifying EPM of any outstanding credit at the end of such month and requiring EPM to pay any Delivery Point Excess amount in accordance with Article IV(B) of the EPM Power Services Agreement or any Article V(E) Energy Payment or Article V(E) Capacity Payment (as each such term is defined in the EPM Power Services Agreement) in accordance with Article V(E) of the EPM Power Services Agreement, as the case may be. If any such amounts are not paid within two (2) Business Days after EPM's receipt of notice, Servicer will immediately send a written notice to EPEC notifying EPEC that such amounts are due and payable and requiring EPEC to pay such amounts pursuant to the EPEC Guaranty.

                  2.2.3 Prior to February 5 of each calendar year, Servicer shall send a written notice to EPM in accordance with Article V(F) of the EPM Power Services Agreement, notifying EPM of the Energy Shortfall Liquidated Damages (if any) due for such year. If any such amounts are not paid by EPM in accordance with Article V(F) of the EPM Power Services Agreement within five (5) days' of EPM receipt of such notice from Servicer, Servicer will immediately send a written notice to EPEC notifying EPEC that such amounts are due and payable and requiring EPEC to pay such amounts pursuant to the EPEC Guaranty.

                  2.2.4 If Servicer has received notice from the trustee under the Indenture that Additional Interest (as defined in the Registration Rights Agreement) is due and payable in accordance with the Registration Rights Agreement and that there are insufficient funds in the Collections Account to pay such Additional Interest in addition to


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any other interest and principal payable on the next interest payment date, then
Servicer will promptly send a written notice to EPEC requiring EPEC to pay such Additional Interest pursuant to the EPEC Funding Agreement.



                                    ARTICLE 3

                                   ASSIGNMENT

         3.1 Assignment and Assumption of Obligations. Cedar Brakes may at any time and from time to time during the term of this Administrative Services Agreement, without the consent of Servicer, assign its rights in this Administrative Services Agreement to (i) any Financier(s) in connection with the transfer, pledge, encumbrance or assignment of this Administrative Services Agreement or the accounts, revenues, or proceeds hereof in connection with any financing or other financial arrangements or (ii) to any person or entity succeeding to all or substantially all of the assets of Cedar Brakes. Servicer shall, at Cedar Brakes' request, execute a consent to assignment provided that the terms and conditions of same are reasonably acceptable to Servicer. Servicer may not assign its rights and/or transfer its rights and obligations under this Administrative Services Agreement without the prior written consent of Cedar Brakes, which consent shall not be unreasonably withheld or delayed. Nothing contained herein shall prevent Cedar Brakes from pledging or mortgaging all or any part of its assets or interests in connection with any financing for or related to the transactions contemplated herein. Except as otherwise provided herein, Cedar Brakes may not assign its rights and/or transfer its obligations under this Administrative Services Agreement without the prior written consent of Servicer. Servicer shall not unreasonably delay or withhold any approval of an assignment or assignment/transfer by Cedar Brakes provided that the assignee or assignee/transferee agrees to be bound by, subject to and to comply with the terms and conditions of this Administrative Services Agreement.



                                    ARTICLE 4

                                  FEE STRUCTURE

         4.1 Semi-Annual Fee. Cedar Brakes shall pay Servicer fifty thousand dollars $50,000 in arrears for each semi-annual period beginning on the date of this Agreement and ending on February 15 and August 15 of each year during the term of this Agreement and on the last day of the term of this Agreement (or if such day is not a Business Day, on


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the first Business Day thereafter, each, a "Fee Payment Date") for services provided under this Agreement (the "Fee"), which shall cover all internal and overhead costs of Servicer; provided, however, that (a) the amount of the Fee shall be prorated for the actual number of days in the period (i) from the Effective Date to the first Fee Payment Date and (ii) ending on the last Fee Payment Date of the term and (b) the Fee shall be due and payable only to the extent that there amounts on deposit in the Collections Account (as defined in the Indenture) after payment in accordance with Section 502 of the Indenture of all current and past due amounts ranking prior to the payment of the Fee.

         4.2 Reimbursement of Expenses. Servicer shall not less than 30 days prior to each Fee Payment Date deliver to Cedar Brakes an invoice for all expenses (other than internal and overhead costs of Servicer, which are covered by the Fee) incurred by Servicer in performing its obligations hereunder since the Effective Date or the date of Servicer's last invoice under this Section 4.2 (whichever is later). Each invoice shall contain a statement explaining in reasonable detail how the expenses on the invoice were calculated. Cedar Brakes shall pay the amount shown on Servicer's invoice on the next Fee Payment Date; provided, however, that such amount shall be due and payable only to the extent that there amounts on deposit in the Collections Account (as defined in the Indenture) after payment in accordance with Section 502 of the Indenture of all current and past due amounts ranking prior to the payment of such expenses.


                                    ARTICLE 5

                                EVENTS OF DEFAULT

         5.1 Events of Default. An "Event of Default" shall mean with respect to a Party (the "Defaulting Party"):

                  5.1.1 The failure by the Defaulting Party to make, when due, any payment required hereunder if such failure is not remedied within ten (10) Business Days after written notice of such failure is given to the Defaulting Party by the other Party;

                  5.1.2 Any representation or warranty made by the Defaulting Party herein shall prove to have been false or misleading in any material respect when made; or

                  5.1.3 The failure by the Defaulting Party to perform any material covenant set forth in this Agreement (other than with respect to a payment obligation described in Section 5.1.1 above).


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         5.2 Termination Right. Upon an Event of Default, the Party not in
default may terminate this Agreement by notice to the Defaulting Party.


                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         6.1 Organization; Powers.

                  6.1.1 Servicer represents and warrants that it is a duly formed and validly existing limited partnership under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted and currently proposed to be conducted and to execute, deliver and perform its obligations under this Agreement.

                  6.1.2 Cedar Brakes represents and warrants that it is a duly formed and validly existing limited liability company under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted and currently proposed to be conducted and to execute, deliver and perform its obligations under this Agreement.

         6.2 Authorization; Enforceability.

                  6.2.1 Servicer represents and warrants that it has taken all action necessary to authorize it to execute, deliver and perform its obligations under this Agreement and that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Servicer, enforceable in accordance with its terms, subject to bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of the rights of creditors generally and to general principles of equity.

                  6.2.2 Cedar Brakes represents and warrants that it has taken all action necessary to authorize it to execute, deliver and perform its obligations under this Agreement and that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Cedar Brakes, enforceable in accordance with its terms, subject to bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of the rights of creditors generally and to general principles of equity.


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         6.3 No Conflict.

                  6.3.1 Servicer represents and warrants that the execution, delivery and performance of this Agreement does not and will not (a) violate any laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of any federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity ("Legal Requirement") applicable to Servicer or the violation of which could reasonably be expected to result in a material adverse effect on the business, assets or financial condition of Servicer; or (b) conflict with, result in a breach of, or constitute a default under any of Servicer's limited partnership agreement, by-laws, or other similar document, or any indenture or agreement to which Servicer is a party.

                  6.3.2 Cedar Brakes represents and warrants that the execution, delivery and performance of this Agreement does not and will not (a) violate any Legal Requirement applicable to Cedar Brakes or the violation of which could reasonably be expected to result in a material adverse effect on the business, assets or financial condition of Cedar Brakes; or (b) conflict with, result in a breach of, or constitute a default under Cedar Brakes' limited liability company agreement, charter, by-laws, or other similar document, or any indenture or agreement to which Cedar Brakes is a party.

         6.4 Compliance.

                  6.4.1 Servicer represents and warrants that it is in compliance with all Legal Requirements and governmental approvals applicable to it and this Agreement, except to the extent that non-compliance could not reasonably be expected to result in a material adverse effect on the business, assets or financial condition of Servicer, or on Servicer's ability to perform under this Agreement.

                  6.4.2 Cedar Brakes represents and warrants that it is in compliance with all Legal Requirements and governmental approvals applicable to it and this Agreement, except to the extent that non-compliance could not reasonably be expected to result in a material adverse effect on the business, assets or financial condition of Cedar Brakes, or on Cedar Brakes' ability to perform under this Agreement.

         6.5 Litigation.

                  6.5.1 Servicer represents and warrants that there are no actions, suits or proceedings pending or, to the best of its knowledge, threatened (in writing) against


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Servicer in any court or before or by any federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity, wherein an unfavorable ruling or finding could reasonably be expected to result in a material adverse effect on Servicer's business, assets or financial condition, or on the ability of Servicer to perform its obligations under this Agreement.

                  6.5.2 Cedar Brakes represents and warrants that there are no actions, suits or proceedings pending or, to the best of its knowledge, threatened (in writing) against Cedar Brakes in any court or before or by any federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity, wherein an unfavorable ruling or finding could reasonably be expected to result in a material adverse effect on Cedar Brakes' business, assets or financial condition, or the ability of Cedar Brakes to perform its obligations under this Agreement.

         6.6 Governmental Approvals.

                  6.6.1 Servicer represents and warrants that all governmental and/or third party approvals necessary for it to enter into, and perform its obligations under, this Agreement have been obtained, are in full force and effect and are final and non-appealable.

                  6.6.2 Cedar Brakes represents and warrants that all governmental and/or third party approvals necessary for it to enter into, and perform its obligations under, this Agreement have been obtained, are in full force and effect and are final and non-appealable.

         6.7 No Default.

                  6.7.1 Servicer represents and warrants that as of the date hereof, no condition or event that would constitute an Event of Default has occurred and is continuing.

                  6.7.2 Cedar Brakes represents and warrants that as of the date hereof, no condition or event that would constitute an Event of Default has occurred and is continuing.


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                                    ARTICLE 7

                            MISCELLANEOUS PROVISIONS

         7.1 Amendments. This Agreement may be amended only by a written instrument duly executed by each of EPM and Servicer.

         7.2 Binding Effect. This Agreement and any extension shall inure to the benefit of and shall be binding upon the Parties and their respective permitted successors and assigns.

         7.3 Specific Performance. Each of the Parties hereto hereby acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, notwithstanding any other provision hereof, the rights and obligations of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction and appropriate injunctive relief may be applied for and granted in connection therewith. The right of a Party hereto to specific performance hereunder shall be in addition to all other legal or equitable remedies available to such Party.

         7.4 Counterparts. This Agreement may be executed in two or more counterparts. Each counterpart shall be deemed an original but together shall constitute one and the same instrument.

         7.5 Notices. Any notice, request, demand, or statement to be given by a Party hereunder shall be in writing and shall be deemed to have been duly given to the addressee when mailed by certified mail, return receipt requested, or delivered against receipt by messenger or overnight courier addressed as follows:

         To Servicer:

         El Paso Merchant Energy L.P.
         1001 Louisiana Street
         Houston, TX  77002
         Attention:  General Counsel


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         To Cedar Brakes:

         Cedar Brakes I, L.L.C.
         1001 Louisiana Street
         Houston, TX  77002
         Attention:  President


or to such other address as may be designated by the addressee by notice to the other Party.

         7.6 Entire Agreement. The Agreement constitutes the entire Agreement between the Parties with respect to the matters contained herein and all prior agreements with respect thereto are superseded hereby. Each Party confirms that it is not relying on any oral representations or warranties of the other Party.

         7.7 Governing Law. This Agreement shall be interpreted, construed, governed by, performed and enforced in accordance with the laws of the State of New York without regard to any principles of conflicts of laws thereunder.

         7.8 Headings. The subject headings of the Articles of this Agreement are inserted solely for the purpose of convenient reference and are not intended to, nor shall same affect the meaning of any provision of this Agreement.

         7.9 Severability. If any term or provision of this Agreement or the application thereof to any person, entity, or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, and the application of such term or provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         7.10 Set-offs. Cedar Brakes shall have the right to set off against any and all amounts owed by Cedar Brakes to Servicer pursuant to this Agreement any and all amounts owed by (a) Servicer to Cedar Brakes or (b) EPEC to Cedar Brakes under the EPEC Funding Agreement or the EPEC Guaranty.


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                  IN WITNESS WHEREOF, the Parties have duly executed this
Agreement as of the date first above written.


                              CEDAR BRAKES I, L.L.C.




                              By:   /s/ Thomas G. Kilgore
                                    --------------------------------------------
                                    Name:  Thomas G. Kilgore
                                    Title: Attorney in Fact


                              EL PASO MERCHANT ENERGY, L.P.



                              By:   /s/ Thomas G. Kilgore
                                    --------------------------------------------
                                    Name:  Thomas G. Kilgore
                                    Title: Attorney in Fact



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